EXHIBIT 10.14


                       WESTMINSTER SECURITIES CORPORATION
                           100 WALL STREET, 7TH FLOOR
                               NEW YORK, NY 10005
                                 (212) 878-6500

                              RODMAN & RENSHAW, LLC
                         330 MADISON AVENUE, 27TH FLOOR
                               NEW YORK, NY 10017
                                  (212)356-0500

BY E-MAIL

March 2, 2005

Mr. Martin Euler
Chief Financial Officer
ASTRATA GROUP INCORPORATED
1801 Century Park East
Suite 1830
Los Angeles, CA  90067-2320

RE: ENGAGEMENT LETTER EFFECTIVE MARCH 2, 2005

Dear Mr. Euler:

Upon the execution hereof by all parties hereto, this letter agreement shall supersede, in the entirety except for monies owed to Westminster, that certain Engagement Letter by and between Westminster Securities Corporation ("Westminster") and Astrata Group Incorporated (OTCBB: ATTG) and its respective affiliates and/or successors (collectively referred to as the "Company"), dated December 24, 2004 and effective December 20, 2004 (the "Superseded Agreement"), which Superseded Agreement shall be deemed a legal nullity and neither party thereunder shall have any further responsibilities to the other, except for such monies owed to Westminster and as may specifically be referenced hereinbelow.

Westminster and Rodman & Renshaw ("Rodman"; collectively, with Westminster, the "Placement Agents" ) are pleased to submit to you this binding Engagement Letter (also referred to as the "Agreement") that sets forth the arrangement whereby Westminster and Rodman will act as co-exclusive placement agents to the Company , to endeavor to secure financing on a best efforts basis (the "Financing" or the "Offering") and to advise the Company's management on matters to facilitate the growth of the Company. The terms of Agreement are as follows:

1. SERVICES:                        The   Placement   Agents   will  use   their
                                    respective    best    efforts    to   secure
                                    equity-based   and/or   debt-based   funding
                                    and/or  lines of credit  for the  Company in
                                    amounts  and upon  terms  acceptable  to the
                                    Company,   it  being   understood  that  the
                                    Company seeks funding initially in the range
                                    of Ten  Million-to-Fifteen  Million  Dollars
                                    ($10,000,000-to-$15,000,000).  The Placement
                                    Agents  may  also,   as

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                                    the parties deem  appropriate  and as may be
                                    agreed upon by the Placement  Agents and the
                                    Company:

                                    a.       Assist the Company  with its desire
                                             to have its equity  publicly traded
                                             on a national exchange.

                                    b.       Introduce the Company to and advise
                                             about  companies  that are possible
                                             strategic partners and/or merger or
                                             acquisition candidates.

                                    c.       Render    such   other    financial
                                             advisory  and  investment   banking
                                             services  as may from  time to time
                                             be  necessary  or   appropriate  to
                                             accomplish       the      Company's
                                             objectives.

2. RETAINER:                        Pursuant to the  Superseded  Agreement,  the
                                    Company  previously  issued  to  Westminster
                                    Fifteen  Thousand  (15,000)  shares  of  the
                                    Company's  common stock in retainer.  All of
                                    such shares were: (a) "unregistered"; (b) to
                                    be   registered   with  and  have  the  same
                                    registration  rights  as the  next  round of
                                    investment;   and,   (c)   fully   paid  and
                                    non-cancelable.  The  shares  represented  a
                                    nonrefundable,     advance     payment    to
                                    Westminster  for its good  faith  efforts in
                                    providing the Services referenced in Section
                                    1 of  the  Superseded  Agreement  which  the
                                    parties   deem  to  have   been   earned  by
                                    Westminster  upon the  signing  hereof.  The
                                    Company  is  not   obligated   hereunder  or
                                    thereunder to issue any additional shares of its common stock to either of the Placement
                                    Agents as a retainer or for any other purposes except as otherwise expressly set forth or referenced hereinbelow.

3. CONTINGENT CASH FEE:             The  Placement  Agents  shall be entitled to
                                    receive  and the  Company  shall  pay to the
                                    Placement  Agents a commission  ("Contingent
                                    Cash Fee"),  calculated  as a percentage  of
                                    the amount raised from any source. Each such
                                    commission will be paid directly from escrow
                                    at any time and upon  each  time  funds  are
                                    disbursed to the Company,  per the following
                                    schedule   dependent   upon   the   type  of
                                    financing raised:

                                    Equity-Based  Funding  ("Equity-Fee"):   Ten
                                    Percent  (10%)  of  any  such   equity-based
                                    funding.

                                    Debt-Based  Funding  Convertible Into Equity
                                    ("Convertible  Fee"):  Ten Percent  (10%) of
                                    any  such  debt-based  convertible  funding;
                                    PROVIDED,   HOWEVER,  that  neither  of  the
                                    Placement   Agents   shall  be  entitled  to
                                    further   fees  or   commissions
                                    upon any conversion of all or part of such convertible debt securities.

                                    Non-convertible  Debt  ("Debt  Fee"):  Eight
                                    Percent (8%) of any such nonconvertible debt-based funding.

                                    Subject to the  payment  of certain  fees to
                                    third-party  brokers who introduce investors
                                    to  the  Company   through   either  of  the
                                    Placement   Agents,   which   investors  are
                                    accepted by the Company and participate in the equity or debt fundings referenced above (the payment of which fees shall be deducted from the parties' commissions on a PARI PASSU basis), the Placement Agents shall allocate the Equity Fee, the Convertible Fee, and the Debt Fee between themselves as follows:

                                    a.       In  respect to  subscriptions  from
                                             Retail   Investors    (defined   as
                                             funding  obtained  for the Company:
                                             (i) by  registered  Broker  Dealers
                                             under  a  Select  Broker  Agreement
                                             made with Westminster; and/or, (ii)
                                             from    Ram    Capital,     Special
                                             Situations,   and/or  SF  Capital),
                                             whose subscriptions are accepted by
                                             the  Company,   Westminster   shall
                                             receive one hundred  percent (100%)
                                             of the  commission,  regardless  of
                                             whether    such     investor    was
                                             introduced  to the Company  through
                                             its efforts or those of Rodman; and

                                    b.       In  respect to  subscriptions  from
                                             Institutional Investors (defined as
                                             funding  obtained  for the  Company
                                             from  sources   other  than  Retail
                                             Investors), whose subscriptions are
                                             accepted  by  the  Company,  Rodman
                                             shall  receive  sixty percent (60%)
                                             of the commission  and  Westminster
                                             shall  receive  forty percent (40%)
                                             of the  commission,  regardless  of
                                             whether    such     investor    was
                                             introduced  to the Company  through
                                             the   efforts   of   Rodman  or  of
                                             Westminster. Westminster and Rodman
                                             agree to use their best  efforts to
                                             work  together  in  a  businesslike
                                             manner  and  to  coordinate   their
                                             respective   efforts  to   maximize
                                             their   joint    effectiveness   in
                                             obtaining    sufficient   investors
                                             satisfactory   to  the  Company  to
                                             close   investment   referenced  in
                                             paragraph 1, above,  at the maximum
                                             level.

4. CONTINGENT WARRANT FEE:          a.       EQUITY-BASED FUNDING AND DEBT-BASED
                                             FUNDING CONVERTIBLE INTO EQUITY: At
                                             each   closing   of    equity-based
                                             funding and/or  debt-
                                             based  funding   convertible   into
                                             equity,  the  Placement  Agents  or
                                             their  respective  assignees shall,
                                             in addition to any Contingent  Cash
                                             Fee,   be   entitled   to   receive
                                             warrants  equal  to  Eight  Percent
                                             (8%) of the number of shares issued
                                             or issuable in connection with such
                                             funding,  exercisable  on the  same
                                             terms and at the same price paid by
                                             the  investor(s).  Such  number  of
                                             warrants shall be allocated between
                                             the  Placement  Agents  in the same
                                             manner as the Contingent Cash Fee.

                                    b.       NON-CONVERTIBLE    DEBT:   At   any
                                             closing  of  non-convertible  debt,
                                             the   Placement   Agents  or  their
                                             respective   assignees   shall,  in
                                             addition  to  any  Contingent  Cash
                                             Fee,   be   entitled   to   receive
                                             warrants  to  purchase  a number of
                                             shares  of  the  Company's   common
                                             stock equal to Five Percent (5%) of
                                             any such  funds  raised  divided by
                                             the  average  closing  price of the
                                             Company's   common  stock  for  the
                                             twenty    (20)     trading     days
                                             immediately  preceding the issuance
                                             of  such  warrant(s)  ("ACP").  The
                                             exercise  price  for such  warrants
                                             shall be One Hundred Percent (100%)
                                             of the ACP. Such number of warrants
                                             shall  be  allocated   between  the
                                             Placement Agents in the same manner
                                             as the Contingent Cash Fee.

5. MERGER OR ACQUISITION FEE
   ("MERGER FEE"):                  In the event the Company requests in writing
                                    the  assistance  of either of the  Placement
                                    Agents  with   regard  to  a  merger   with,
                                    acquisition  of, or  acquisition  by another
                                    entity,   either   public  or   private   (a
                                    "Transaction"),  the  Company  will,  in the
                                    absence  of  any  other  written   agreement
                                    between  the  parties,   pay  the  Placement
                                    Agents a cash fee equal to Five percent (5%)
                                    of  the  total   transaction   value   which
                                    includes  (i) cash,  notes,  securities  and
                                    other  property of value;  (ii)  liabilities
                                    (x) repaid or retired in connection  with or
                                    in anticipation of a Transaction  and/or (y)
                                    existing on the  Company's  balance sheet at
                                    the time the  Transaction is consummated (if
                                    such Transaction takes the form of a sale of
                                    assets);   (iii)  payments  to  be  made  in
                                    installments;  (iv)  amounts paid or payable
                                    under    consulting,     supply,    service,
                                    distribution,  licensing or lease agreements
                                    not  to  compete  or  similar   arrangements
                                    (including such payments to engagement); and
                                    (v)  contingent  payments  (whether  or  not
                                    related to future  earnings or operations ).
                                    Rodman shall receive sixty percent (60%) of such cash fee and Westminster shall receive forty percent (40%) thereof, regardless of which of the two Placement Agents were requested by the Company. Notwithstanding anything to the contrary contained in this paragraph 5, Westminster shall be entitled to 100% of any fee paid for the merger, acquisition, or other business consolidation of or with Vertrax Inc (currently located in New Haven Connecticut).

6. EXCLUSIVITY/AUTHORITY:           Upon execution hereof,  the Placement Agents
                                    shall   become   the   Company's   exclusive
                                    financial  advisors  for all  equity,  debt,
                                    equity-linked or debt-linked  placements for
                                    a period commencing on December 20, 2004 and
                                    ending on February 28, 2006 ("Initial Term")
                                    unless  otherwise  extended  upon the mutual
                                    consent  of  all  of  the  parties   hereto.
                                    Notwithstanding anything to the contrary contained in this paragraph, the Company may terminate this Agreement upon thirty (30) days written notice to each of the Placement
                                    Agents in the event that the Company and/or the Placement Agents have been unable to raise at least Ten Million Dollars, by June
                                    30, 2005. Nothing in the preceding sentence shall change, void or mitigate the terms of paragraph 13 below.

                                    Each of the Placement  Agents shall have the
                                    non-exclusive   right  to  offer   strategic
                                    alliances  and  merger  and/or   acquisition
                                    opportunities to the Company, subject to mutually agreed upon terms and conditions.

                                    Each of the Placement  Agents shall have the
                                    right to  associate  themselves  with  other
                                    members  of  the  National   Association  of
                                    Securities  Dealers,  Inc.  ("NASD")  and/or
                                    agents who will share in  compensation.  The
                                    selection  of other agents shall be mutually
                                    agreeable   between   the  Company  and  the
                                    Placement Agents, but their compensation shall be at the Placement Agents' sole discretion.

                                    Each of the  Placement  Agents  acknowledges
                                    that The Watley Group, LLC, has entered into
                                    a consulting  agreement with the Company, as
                                    a  result  of which  The  Watley  Group  may
                                    receive  a fee for  acting  as a  finder  in
                                    respect of a Financing or a Transaction  and
                                    that any such finder fee shall not be deemed
                                    to be a part of any  compensation  otherwise
                                    owed to  either of the  Placement  Agents by
                                    the  Company  hereunder  and  shall  not  be
                                    subject to the potential sharing arrangement
                                    referenced  in  the  immediately   preceding
                                    paragraph.  Notwithstanding  anything to the
                                    contrary   contained   in  this   paragraph,
                                    nothing in this

                                    Agreement shall  diminish,  limit or curtail
                                    the Company's  appointment  of the Placement
                                    Agents as the Company's exclusive agents for
                                    all   equity,    debt,    equity-linked   or
                                    debt-linked placements and/or offerings for or during the Initial Term or any extension thereof and as provided by the Tail.

                                    Each of the Placement  Agents shall have the
                                    right  to   receive   financial   statements
                                    concurrently   with  their   filing  by  the
                                    Company  with the  Securities  and  Exchange
                                    Commission on the EDGAR System.

                                    The  twelve  (12)-month  period  immediately
                                    following the Initial Term of this Agreement
                                    shall be referred  to as the "Tail  Period".
                                    During the Tail Period, the Placement Agents
                                    shall  be  entitled  to  receive,   and  the
                                    Company  shall  be  obligated  to pay to the
                                    Placement    Agents,    the   Equity    Fee,
                                    Convertible   Fee,   Debt  Fee,   Contingent
                                    Warrant Fee, and/or Merger Fee as defined in this Agreement, allocated between them as set forth above, for any such transactions entered into by the Company with any entity introduced directly or indirectly to the Company by either of the Placement Agents or with whom either of the Placement Agents was working on behalf of the Company at the Company's direction.

                                    EACH   OF  THE   PLACEMENT   AGENTS   HEREBY
                                    ACKNOWLEDGES  THAT THE  COMPANY  IS UNDER NO
                                    OBLIGATION  TO  ACCEPT  ANY  DEBT OR  EQUITY
                                    TRANSACTION   PRESENTED  BY  EITHER  OF  THE
                                    PLACEMENT AGENTS.

7. INDEMNIFICATION:                 The Company  agrees to indemnify each of the
                                    Placement  Agents  to the  extent  of and in
                                    accordance   with  the   provisions  of  the
                                    attached Schedule A which is incorporated by
                                    reference herein and made a part hereof, and
                                    to  provide  such  other   indemnifications,
                                    representations and warranties as each of the Placement Agents may reasonably and from time-to-time request.

8. DUE DILIGENCE:                   The Company  shall assist and take  whatever
                                    actions    necessary   to   facilitate   the
                                    Placement Agents' due diligence review of the Company and its operation.

9. EXPENSES:                        The  Company  shall,  at  its  option,  make
                                    arrangement  for,  pre-pay and/or  reimburse
                                    each  of  the  Placement  Agents  for  their
                                    respective travel, entertainment,  and other
                                    expenses and disbursements  incurred by them
                                    (and  as  approved
                                    by the Company) on the  Company's  behalf in
                                    furtherance   of   the   purpose   of   this
                                    Agreement.  Such expenses shall also include
                                    by way of  example  only:  (i) legal  and/or
                                    accounting   fees  for   advice  if  and  as
                                    required under this  Agreement;  (ii) escrow
                                    fees if required; and/or, (iii) printing and
                                    mailing  costs.  Upon the  execution  of the
                                    Superseded Agreement,  the Company deposited
                                    Ten   Thousand   Dollars    ($10,000)   with
                                    Westminster  as a reserve for  out-of-pocket
                                    expenses  and the Company  issued a check to
                                    Feldman     Weinstein    LLP    ("Feldman"),
                                    Westminster's   and   Rodman's    securities
                                    counsel,  in the  amount of Seven  Thousand,
                                    Five Hundred Dollars  ($7,500) in connection
                                    with Feldman's  services in preparation  and
                                    review of private  placement  memoranda  and
                                    other  offering   documents   which  may  be
                                    required  under this  Agreement.  Any unused
                                    advances  will be  promptly  returned to the
                                    Company.  For  clarity,  the  Company is not
                                    obligated hereunder or thereunder to deposit
                                    any funds to either of the Placement  Agents
                                    or to Feldman as a reserve  or  retainer  or
                                    for any other  purposes  except as otherwise
                                    expressly   set  forth  in  the   Superseded
                                    Agreement or herein.

                                    The Company shall, at its option,  prepay or
                                    reimburse   the   Placement    Agents   upon
                                    presentation   for  any  costs  incurred  by
                                    either  of  them  for   collection   of  any
                                    Contingent Cash Fee, Contingent Warrant Fee, and/or Expenses hereunder, including but not limited to reasonable attorney's' fees and court costs.

10. Neither the Company nor either of the Placement Agents will make any public or other disclosures concerning the Financing or Offering or a Transaction without the prior written consent of the other parties, subject to each party's legal obligations. Notwithstanding the foregoing, upon the completion of any funding, merger and/or acquisition, either of the Placement Agents may request, subject to applicable rules and regulations, and the Company shall agree to place, at the Company's expense, an appropriate notice (commonly referred to as a "Tombstone") in the Wall Street Journal or other such publication as the Placement Agents may reasonably direct.

11. The Placement Agents shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement. In connection with the Placement Agents providing the services described above, the Company shall provide the Placement Agents with any information that either of the Placement Agents reasonably requires. The Company hereby acknowledges that each of the Placement Agents will be using and relying on said information without independent verification and that each of the Placement Agents assumes no responsibility for the accuracy and completeness of any information provided to it by the Company.

12. The obligations of the Placement Agents described in this Agreement consist solely of best efforts services to the Company. In no event shall the Placement Agents be required by this Agreement to act as the co-agents of the Company or otherwise to represent or make decisions for the Company or to provide legal or accounting services. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by either of the Placement Agents hereunder, shall be those of the Company or such affiliates, and neither of the Placement Agents shall under any circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

13. The Company hereby acknowledges that neither of the Placement Agents is a fiduciary of the Company and that neither of the Placement Agents makes any representations or warranties regarding the Company's ability to secure financing, whether now or in the future.

14. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles or rules. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding arbitration in a venue located in New York, NY, in accordance with the rules of the American Arbitration Association ("AAA"). The prevailing party shall be reimbursed by the non-prevailing party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute.

15. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

16. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by any of the parties to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of any of the other parties shall be void; however, any such consent shall not be unreasonably withheld, delayed, or denied.

17. This document and the Co-Placement Agents Agreement among the parties hereto and of even date herewith contains the entire agreement between the parties with respect to the subject matter hereof, and neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein.

18. The parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the party to whom any promise or duty to perform is owed under such provision prior to such termination or expiration of the Agreement. Therefore, the parties agree that the provisions of paragraphs 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19 shall survive the termination or expiration of this Agreement for the period required to meet and satisfy any obligations and promises arising therein and thereunder.

19. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between the Company and Westminster, please sign below where indicated.

Very truly yours,

WESTMINSTER SECURITIES CORPORATION

By:________________________________________
   John O'Shea, President

RODMAN AND RENSHAW, LLC

By:________________________________________
   Thomas G. Pinou, Chief Financial Officer

ACCEPTED AND AGREED TO AS OF THE 2nd DAY OF March, 2005.

ASTRATA GROUP INCORPORATED

By:________________________________________
   Martin Euler, Chief Financial Officer

                          SCHEDULE A - INDEMNIFICATION

Company agrees to indemnify each of Westminster and Rodman, their respective employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including each of Westminster and Rodman, is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including, all legal to other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act, or (iii) arising out of Westminster's and Rodman's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that Company will not be liable to the Indemnified Party hereunder to the extent that any damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any other liability, which Company may otherwise have to any Indemnified Party.

If for  any  reason  other  than a final  non-appealable  judgment  finding  any
Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by Company and its shareholders on the one hand and each of Westminster and Rodman on the other, but also the relative fault of Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received by each of Westminster and Rodman hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will promptly notify Company in writing of the receipt or commencement thereof; however Company shall not have the right to assume the defense of such claim or action (including the employment of counsel). The Indemnified Party shall have the right to retain counsel reasonably satisfactory to Company, at Company's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with Company and Company's counsel in the defense of such claim or action. The omission by an Indemnified Party to promptly notify Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve Company from any liability Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices Company's ability to defend such claim or action. Company shall not be liable for any settlement of any such claim or action effected without its prior written consent, which shall not be unreasonably withheld or delayed.

Notwithstanding anything to the contrary contained herein or in the Co-Placement Agents Agreement among the parties hereto and of even date herewith, if there is a conflict in the scope of the indemnification provisions of this Schedule A and the indemnification provisions of Section 5 of such Co-Placement Agents Agreement, the broader indemnification provisions shall be applicable; PROVIDED, HOWEVER, that the parties do not intend, by this paragraph, to increase the scope or breadth of the indemnification provided by either such provision, but, rather, to provide for an interpretive provision in the event of an inconsistency in the manner in which an indemnification claim will be prosecuted or determined.

Initials _________                  Initials __________

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